Exhibit 8(b)

                          Asset Allocation Portfolios
                               Elizabethan Square
                         George Town, Grand Cayman BWI

                             ____________ ___, 1997


State Street Bank and Trust Company
225 Franklin Street
Boston, Massachusetts  02110

      Re:  Asset Allocation Portfolios - Custodian Contract

Ladies and Gentlemen:

      Pursuant to Section 17 of the Custodian Contract dated as of June 17, 1996 (the "Contract"), between Asset Allocation Portfolios (the "Trust") and State Street Bank and Trust Company (the "Custodian"), we hereby request that Large Cap Value Portfolio, Small Cap Value Portfolio, International Portfolio, Foreign Bond Portfolio, Intermediate Income Portfolio and Short-Term Portfolio (collectively, the "Portfolios") be added to the list of series of the Trust to which the Custodian renders services as custodian under the terms of the Contract.

      Please sign below to evidence your agreement to render such services as custodian on behalf of the Portfolios and to add the Portfolios as beneficiaries under the Contract.

                          ASSET ALLOCATION PORTFOLIOS


                          By:__________________________

                          Title:_______________________

Agreed:

STATE STREET BANK AND TRUST COMPANY


By:__________________________

Title:_______________________